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                                                                  Exhibit (h.7a)

                                OMNIBUS AMENDMENT
                   TO CERTAIN PARTICIPATION AGREEMENTS BETWEEN
                              ULTRA SERIES FUND AND
            QUALIFIED RETIREMENT PLANS OF CUNA MUTUAL LIFE INSURANCE
                   COMPANY AND CUNA MUTUAL INSURANCE SOCIETY

     THIS AMENDMENT , made and entered into this 8th day of April, 2008, by and between ULTRA SERIES FUND, an unincorporated business trust formed under the laws of Massachusetts (the "Trust") and the following plans (collectively, the "Plans"):

     CUNA Mutual Pension Plan for Represented Employees (Plan #001) CUNA Mutual Pension Plan for Non-Represented (Plan #009)
     CUNA Mutual 401(k) Plan for Represented Employees (Plan #004) CUNA Mutual 401(k) Plan for Non-Represented Employees (Plan #008)

     WHEREAS:

          Effective as of January 1, 2002, the CUNA Mutual Life Insurance Company Pension Plan for Agents was merged into the CUNA Mutual Life Insurance Company Pension Plan for Home Office Employees, which was restated and re-named the CUNA Mutual Life Insurance Company Pension Plan.

          Effective as of January 1, 2002, the CUNA Mutual Pension Plan for Non-Represented Employees was spun-off from the CUNA Mutual Pension Plan, which was amended and restated as the CUNA Mutual Pension Plan for Represented Employees.

          Effective as of January 1, 2002, the CUNA Mutual Savings Plan was merged into the CUNA Mutual Thrift Plan, the CUNA Mutual 401(k) Plan for Non-Represented Employees was spun-off from the Thrift Plan, and the Thrift Plan was amended and restated as the CUNA Mutual 401(k) Plan for Represented Employees.

          Effective as of January 1, 2002, the CUNA Mutual Life Insurance Company 401(k) Plan for Home Office Employees and the CUNA Mutual Life Insurance Company 401(k) Plan for Agents were merged into the CUNA Mutual 401(k) Plan for Non-Represented Employees.

          Effective as of 11:59 p.m. on December 31, 2007, the CUNA Mutual Life Insurance Company Pension Plan was merged into the CUNA Mutual Pension Plan for Non-Represented Employees, in connection with the merger of CUNA Mutual Life Insurance Company into CUNA Mutual Insurance Society; and


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     WHEREAS,  the  Plans  and the  Trust  desire  to  amend  the  Participation
Agreements dated October 31, 1997, between the Trust and the CUNA Mutual Pension Plan, the CUNA Mutual Life Insurance Company Pension Plan for Home Office Employees, the CUNA Mutual Life Insurance Company Pension Plan for Agents, the CUNA Mutual Life Insurance Company 401(k)/Thrift Plan for Home Office Employees, the CUNA Mutual Life Insurance Company 401(k)/Thrift Plan for Agents, the CUNA Mutual Thrift Plan, and the CUNA Mutual Savings Plan (collectively, the "Participation Agreements"), to reflect the mergers described above.

     NOW, THEREFORE, in consideration of their mutual promises, the Trust and the Plans agree to amend the Participation Agreements as follows:

     1. By merging the Participation Agreements to reflect the current Plans, such that there shall be a Participation Agreement between the Trust and each of the four current Plans listed above.

     2. By eliminating all references to "CUNA Mutual Life Insurance Company" wherever they appear in the Participation Agreements.

     3. By changing Article XII ("Notice, Request or Consent") to read as follows:

          Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

          If to the Trust:

          David P. Marks
          President
          Ultra Series Fund
          5910 Mineral Point Road
          Madison, WI 53705

          If to the Plans:

          John L. McWilliams
          Chairman
          Employee Benefits Plan Administration Committee
          5910 Mineral Point Road
          Madison, WI 53705

          Or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested or by overnight delivery with a nationally recognized courier, and shall be effective


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     upon receipt.  Notices pursuant to the provisions of Article II may be sent by facsimile to the person designated in writing for such notices.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                        ULTRA SERIES FUND
                                        (Trust)


Date: April 8th, 2008                   By: /s/ David P. Marks
                                            -----------------
                                            David P. Marks
                                            Title: President

                                        CUNA MUTUAL PENSION PLAN FOR
                                        REPRESENTED EMPLOYEES

                                        CUNA MUTUAL PENSION PLAN FOR
                                        NON-REPRESENTED EMPLOYEES

                                        CUNA MUTUAL 401(K) PLAN FOR
                                        REPRESENTED EMPLOYEES

                                        CUNA MUTUAL 401(K) PLAN FOR
                                        NON-REPRESENTED EMPLOYEES


Date: April 9th, 2008                   By: /s/ John L. McWilliams
                                            --------------------
                                            John L. McWilliams
                                        Title: Chairman, Employee Benefits
                                               Plan Administration Committee


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